                                                                   EXHIBIT 10.40

      THIS AGREEMENT IS SUBJECT TO ARBITRATION BY ITS TERMS AND CONDITIONS

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             DORSEY TRAILERS, INC.

                                  "PURCHASER,"

                        CAROLINA COASTAL INVESTORS, INC.

                                    "SELLER"

                                      AND

                                DAVID COTTINGHAM

                                  "GUARANTOR"

                            DATED AS OF JULY 1, 1996

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I PURCHASE AND SALE OF ASSETS...............................
     1.1   Purchase and Sale of Assets.................................
     1.2   Excluded Assets of Seller...................................
ARTICLE 2 ASSUMPTION OF LIABILITIES.................................
     2.1   Assumption of Liabilities of Seller.........................
     2.2   Excluded Liabilities of Seller..............................
ARTICLE 3 OTHER AGREEMENTS..........................................
     3.1   Noncompetition Agreements...................................
     3.2   Consulting Agreement........................................
ARTICLE 4 PURCHASE PRICE............................................
     4.1   Purchase Price..............................................
     4.2   Payment of Purchase Price...................................
     4.3   Transfer Expenses...........................................
     4.4   Allocation of Purchase Price................................
ARTICLE 5 LEASE OF REAL PROPERTY....................................
     5.1   Facility Lease..............................................
ARTICLE 6 PROCEDURE FOR CLOSING.....................................
     6.1   Time and Place of Closing...................................
     6.2   Transactions at the Closing.................................
     6.3   Inspection of Property......................................
     6.4   Environmental Matters.......................................
     6.5   Further Assurances..........................................
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLER.....................
     7.1   Organization and Qualification..............................
     7.2   Authority...................................................
     7.3   Inventory...................................................
     7.4   Fixed Assets................................................
     7.5   Contracts...................................................
     7.6   Intellectual Property.......................................
     7.7   Insurance...................................................
     7.8   Environmental Matters.......................................
     7.9   Litigation..................................................
     7.10  Brokers and Finders.........................................
     7.11  Labor Matters...............................................
     7.12  Governmental Approval and Consents..........................
     7.13  Taxes.......................................................
     7.14  Compliance with Laws........................................
     7.15  Title to Assets.............................................
     7.16  Correctness of Representations..............................
ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF PURCHASER..................
     8.1   Organization and Qualification..............................
     8.2   Authority...................................................
     8.3   Litigation..................................................
     8.4   Brokers and Finders.........................................
     8.5   Governmental Approval and Consents..........................
     8.6   Correctness of Representations..............................

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
                                                                         PAGE
                                                                         ----
ARTICLE 9 COVENANTS OF SELLER..........................................
     9.1   Conduct of Business Prior to Closing........................
     9.2   Access and Information......................................
     9.3   Notification of Changes.....................................
     9.4   Other Transactions..........................................
     9.5   Consents....................................................
     9.6   Supplemental Disclosure.....................................
     9.7   Conditions Precedent........................................
     9.8   Discharge of Liens and Encumbrances.........................
     9.9   Seller's Information........................................
ARTICLE 10 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.........
    10.1   Certificate Regarding Schedules and Representations and
           Warranties..................................................
    10.2   Compliance by Seller........................................
    10.3   No Injunction, Etc..........................................
    10.4   Operation in the Ordinary Course............................
    10.5   Consents, Authorizations, approval of Legal Matters.........
    10.6   Incumbency..................................................
    10.7   Certified Resolutions.......................................
    10.8   Release of Liens............................................
    10.9   Accuracy of Schedules.......................................
    10.10  No Adverse Change...........................................
    10.11  Instruments of Transfer.....................................
    10.12  Opinion of Seller's Counsel.................................
    10.13  Proceedings.................................................
    10.14  Condition of Acquired Assets................................
ARTICLE 11 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER............
    11.1   Certificate Regarding Representations and Warranties........
    11.2   Compliance by Purchaser.....................................
    11.3   Certified Resolutions.......................................
    11.4   No Injunction; Etc..........................................
    11.5   Consents; Authorizations....................................
    11.6   Incumbency..................................................
    11.7   Certificates................................................
    11.8   Opinion of Purchaser's Counsel..............................
    11.9   Proceedings.................................................
ARTICLE 12 MUTUAL COVENANTS.........................................
    12.1   Mutual Covenants............................................
ARTICLE 13 POST CLOSING MATTERS.....................................
    13.1   Employment of Employees.....................................
    13.2   Seller's Benefit Plans......................................
    13.3   Temporary Employment by Seller..............................
ARTICLE 14 TERMINATION..............................................
    14.1   Termination.................................................
    14.2   Effect of Termination.......................................

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
                                                                         PAGE
                                                                         ----
ARTICLE 15 INDEMNIFICATION.............................................
    15.1   Definitions.................................................
    15.2   Agreement of Seller, as Indemnitor, to Indemnify............
    15.3   Agreement of Purchaser, as Indemnitor, to Indemnify.........
    15.4   Procedures for Indemnification..............................
    15.5   Third Party Claims..........................................
    15.6   Other Rights and Remedies Not Affected......................
    15.7   Survival....................................................
    15.8   Time Limitations............................................
    15.9   Subrogation.................................................
ARTICLE 16 GENERAL PROVISIONS.......................................
    16.1   Fees and Expenses...........................................
    16.2   Notices.....................................................
    16.3   Assignment; Binding Effect..................................
    16.4   No Benefit to Others........................................
    16.5   Headings, Gender, and Person................................
    16.6   Counterparts................................................
    16.7   Integration of Agreement....................................
    16.8   Time of Essence.............................................
    16.9   Governing Law...............................................
    16.10  Partial Invalidity..........................................
    16.11  Investigation...............................................
    16.12  Public Announcements........................................
    16.13  Arbitration.................................................
ARTICLE 17 GUARANTY BY GUARANTOR....................................

                               TABLE OF EXHIBITS

Exhibit A  Noncompetition, Nonsolicitation and Confidentiality
           Agreement
Exhibit B  Consulting Agreement
Exhibit C  Promissory Note
Exhibit D  Facility Lease
Exhibit E  Seller Opinion
Exhibit F  Purchaser Opinion

                                   SCHEDULES

Schedule 1.1.1    Fixed Assets
Schedule 1.1.2    Contracts
Schedule 1.2      Excluded Assets
Schedule 2.1      Assumed Liabilities
Schedule 5.1      Real Property
Schedule 7.5      Status of Contracts
Schedule 7.6      Intellectual Property
Schedule 7.7      Insurance Requirements
Schedule 7.8      Environmental Matters
Schedule 7.9      Litigation Matters
Schedule 7.11     Employees and Labor Matters
Schedule 7.12     Permits and Licenses
Schedule 7.13     Tax Matters
Schedule 7.15     Security Interests and Encumbrances
Schedule 13.3     Employees Providing Services to Seller

                       CROSS REFERENCES TO DEFINED TERMS

                                                                  SECTION IN
                            TERM                                 WHICH DEFINED
                            ----                              -------------------
Acquired Asset(s)...........................................  Section 1.1
Acquired Inventory..........................................  Section 1.1(b)
Acquisition Documents.......................................  Section 7.2
Acquisition Proposal........................................  Section 9.4
Agreement...................................................  Preamble
Assumed Liabilities.........................................  Section 2.1
Books and Records...........................................  Section 1.1(e)
Business....................................................  Preamble
CERCLA......................................................  Section 6.4(c)(i)
Closing.....................................................  Section 6.1
Closing Date................................................  Section 6.1
Company Benefit Plans.......................................  Section 13.1
Contract(s).................................................  Section 1.1(c)
Cottingham..................................................  Preamble
Effective Time..............................................  Section 6.1
Environmental Audit Report(s)...............................  Section 6.4(a)
Environmental Consultant(s).................................  Section 6.4(a)
Environmental Laws..........................................  Section 6.4(c)(i)
Environmental Liability.....................................  Section 6.4(c)(ii)
Environmental Litigation....................................  Section 6.4(c)(iii)
Environmental Matter........................................  Section 6.4(c)(iv)
ERISA.......................................................  Section 13.1(i)
Excluded Assets.............................................  Section 1.2
Excluded Liabilities........................................  Section 2.2
Facility Lease..............................................  Section 5.1
Fixed Assets................................................  Section 1.1(a)
GAAP........................................................  Section 4.1(b)
Guarantor...................................................  Preamble
Hazardous Substance.........................................  Section 6.4(c)(v)
Hired Employee(s)...........................................  Section 13.1
Indemnification Claim.......................................  Section 15.1(a)
Indemnitees.................................................  Section 15.1(b)
Indemnitor..................................................  Section 15.1(c)
Intellectual Property.......................................  Section 1.1(d)
Inventory...................................................  Section 1.1(b)
Labor Claims................................................  Section 7.11
Losses......................................................  Section 15.1(d)
Note........................................................  Section 4.2
Permits.....................................................  Section 1.1(f)
Person......................................................  Section 16.5
Purchaser...................................................  Preamble
Purchase Price..............................................  Section 4.1
Purchaser Opinion...........................................  Section 6.2(b)(v)
RCRA........................................................  Section 6.4(c)(i)
Real Property...............................................  Section 5.1
Seller......................................................  Preamble
Seller Opinion..............................................  Section 6.2(a)(iv)
Taxes.......................................................  Section 2.2(i)
Third Party Claim...........................................  Section 15.1(e)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 1st day of July, 1996, by and among DORSEY TRAILERS, INC., a Delaware corporation ("Purchaser"), CAROLINA COASTAL INVESTORS, INC., a South Carolina corporation ("Seller"), and DAVID COTTINGHAM, a resident of South Carolina ("Cottingham" or "Guarantor").

     A. Seller is engaged in the business of designing, manufacturing and marketing dump trailers of various materials and configurations under the name "Montone Manufacturing" (the "Business"). Cottingham is the sole shareholder of Seller.

     B. Purchaser is in the business of designing, manufacturing and marketing a broad line of customized truck trailers of various materials and configurations and desires to purchase from Seller the fixed assets, inventories, intellectual property and certain other assets of the Business identified in this Agreement and lease the manufacturing facility located at I-95 and Highway 9, Dillon, South Carolina, on and subject to the terms and conditions contained in this Agreement.

     C. Seller desires to sell to Purchaser the identified assets of the Business and lease to Purchaser the manufacturing facility on and subject to the terms and conditions contained in this Agreement.

     D. Cottingham, as the sole shareholder of Seller, in order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, has agreed to guarantee the performance of Seller hereunder and to consult with Purchaser regarding the Business for two years.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

     1.1 Purchase and Sale of Assets. At the Closing (as hereinafter defined), on and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller, all of the right, title, and interest of Seller in and to all of the assets, properties, and rights of Seller identified below, wherever located and whether or not reflected on the books of Seller, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature, including the following, as the same shall exist at the Closing Date (as hereinafter defined):

          (a) All machinery, equipment, tools, tooling, fixtures, motor vehicles, trucks, forklifts, and other rolling stock, computers, terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories, and the like, listed on SCHEDULE 1.1.1, wherever located, together with any incidental tools, parts, supplies and equipment which are located in or on the Real Property (as hereinafter defined) and which are used by the Seller in the Business, and any and all assignable warranties of third parties with respect thereto (the "Fixed Assets");

          (b) All of the raw material, work-in-process and finished goods inventory of Seller wherever located, reflected on the books and records of Seller (the "Inventory"), together with all rights of Seller against suppliers of the Inventory including, without limitation, Seller's rights under express or implied warranties with respect to such Inventory and Seller's rights to receive refunds or rebates in connection with its purchase of Inventory. The specific Inventory to be purchased by Purchaser (the "Acquired Inventory") will be determined by Purchaser based upon a physical inventory taken jointly by Seller and Purchaser prior to the Closing Date.

          (c) The contracts, warranties, commitments, agreements, arrangements, and purchase and sales orders, whether oral or written, listed on SCHEDULE 1.1.2, together with the right of Seller to receive income in respect of such contracts, leases, warranties, commitments, agreements, arrangements, and purchase and sales orders on and after the Closing Date (individually, a "Contract" and collectively, the "Contracts");

          (d) All patents, designs, art work, designs-in progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks, and copyrights owned or held by Seller and related to the Business including without limitation all rights to the names "Montone," "Montone Trailer Company," "Montone Manufacturing" and associated logos, but not including the name "Carolina Coastal Investors"; all registrations thereof and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets or processes owned by or belonging to Seller and related to the Business; all computer software (including documentation and related object and, if applicable, source codes) owned by or belonging to Seller and related to the Business; and all confidential or proprietary information (i) owned by Seller or Guarantor and related to the Business, whether or not reflected on the books and records of the Business, or (ii) as to which Seller has rights as licensee, constituting all of the intellectual property of Seller used exclusively in the Business (the "Intellectual Property");

          (e) All existing data, data bases, books, records, correspondence, business plans and projections, records of sales, customer and vendor lists, files, papers, and, to the extent permitted under applicable law or regulation, all copies of historical personnel, payroll and medical records of each of the Hired Employees (as defined in Section 13.1 hereof) in the possession of Seller and related to the Business, including without limitation, employment applications, I-9 forms, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents, and any summaries of such documents regularly prepared by Seller; all reported medical claims made for each Hired Employee; and all manuals and printed instructions of Seller relating to the Acquired Assets (as hereinafter defined) and to the operation of the Business (the "Books and Records");

          (f) To the extent permitted under applicable law or regulation, all licenses, permits, certificates, and governmental authorizations of Seller and related to the Business or the Acquired Assets (the "Permits");

     All of the items described in this Section 1.1 to be purchased by Purchaser and which are not Excluded Assets as defined in Section 1.2 hereof are hereinafter collectively referred to as the "Acquired Assets."

     1.2 Excluded Assets of Seller. Seller shall not sell and Purchaser shall not purchase or acquire and the Acquired Assets shall not include the assets, properties, and rights specifically listed and described on SCHEDULE 1.2.

     All of the assets described in this Section 1.2 are hereinafter collectively referred to as the "Excluded Assets".

                                   ARTICLE 2

                           ASSUMPTION OF LIABILITIES

     2.1 Assumption of Liabilities of Seller. As of the Effective Time, Purchaser shall assume responsibility for the performance of Seller's obligations under the Contracts listed on SCHEDULE 2.1 (the "Assumed Liabilities").

     2.2 Excluded Liabilities of Seller. Purchaser shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets, except for the Assumed Liabilities (the obligations and liabilities of Seller not assumed by the Purchaser are hereinafter referred to as the "Excluded Liabilities"). Without limiting the generality of the preceding sentence, Purchaser shall not assume or become liable for any obligations and liabilities of Seller not specifically described in Section 2.1, including without limitation, the following:

          (a) Any liability or obligation arising out of any employee benefit plan maintained by or covering employees of Seller or to which Seller has made any contribution or to which Seller could be subject to any liability;

          (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with Seller's failure to comply with the Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign;

          (c) Any liability or obligation arising out of any breach by Seller prior to the Effective Time of any provision of the Contracts or any other contract to which Seller is a party;

          (d) Any liability of Seller with respect to any claim or cause of action, regardless of when made or asserted, which arises (i) out of or in connection with the business and operations of Seller prior to the Effective Time, (ii) with respect to any product purchased or manufactured or any service provided by Seller on or prior to the Effective Time, including without limitation, any liability or obligation (A) pursuant to any express or implied representation, warranty, agreement, or guarantee made by Seller or (B) imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, manufactured, sold, or leased by or on behalf of Seller prior to the Effective Time, including without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue, or income, including pursuant to any doctrine of product liability, or (iii) out of or in connection with the Business and operations of Seller prior to the Effective Time under any federal, state, or local law, rule, or regulation relating to (A) environmental protection or clean-up, (B) taxation, or (C) employment or termination of employment;

          (e) Any liabilities or obligations of Seller relating to the Excluded Assets;

          (f) Any liability or obligation, arising prior to or as a result of the Closing, to any employee, agent, or independent contractor of Seller, whether or not employed by Purchaser after the Closing, or under any benefit arrangement with respect thereto;

          (g) Any liability of Seller existing at the Effective Time;

          (h) Any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of its counsel, accountants, and other experts;

          (i) Any liability or obligation for federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions, including interest and penalties thereon or with respect thereto, whether disputed or not ("Taxes"), including any liabilities or obligations of Seller relating to sales and use, transfer, documentary, income or other Taxes levied on the transfer of the Acquired Assets; and

          (j) All wages, commissions, vacation, holiday, workers' compensation and sick pay obligations of Seller with respect to its respective employees for the calendar year in which the Closing Date (as hereinafter defined) occurs, accrued through the Closing Date or any prior year and all bonuses and fringe benefits as to such employees accrued through the Closing Date, and all severance pay obligations of Seller to employees resulting from Seller's consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 3

                                OTHER AGREEMENTS

     3.1 Noncompetition Agreements. Seller and Cottingham shall each enter into, as of the Closing Date, a Noncompetition, Nonsolicitation and Confidentiality Agreement with Purchaser in the form of EXHIBIT A.

     3.2 Consulting Agreement. Cottingham and Purchaser shall enter into as of the Closing Date a Consulting Agreement in the form of EXHIBIT B under which Cottingham will provide consulting services to Purchaser for two years after the Closing Date.

                                   ARTICLE 4

                                 PURCHASE PRICE

     4.1 Purchase Price. The aggregate consideration to be paid to Seller for the sale, transfer, and conveyance of the Acquired Assets (the "Purchase Price") shall be determined as follows:

          (a) The purchase price for the fixed assets shall be
     Dollars ($          );

          (b) The purchase price for the Acquired Inventory shall be equal to the lower of Seller's cost or market value as determined in accordance with generally accepted accounting principles ("GAAP") consistently applied based upon the physical inventory taken jointly by Seller and Purchaser prior to the Closing Date;

          (c) Plus One Million Dollars ($1,000,000.00) as the purchase price for all other Acquired Assets.

     4.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay the Purchase Price to Seller by delivery of a promissory note in the form of EXHIBIT C (the "Note") made by Purchaser in favor of Seller in the original principal amount equal to thirty-three percent (33%) of the Purchase Price and the balance of the Purchase Price in cash by delivery of a check to Seller.

     4.3 Transfer Expenses. Seller shall pay any sales and use, transfer or recording, documentary, or other taxes or charges levied on the transfer of the Acquired Assets. All Acquired Inventory, if any, shall be claimed as exempt from sales or use tax by Purchaser and Purchaser shall furnish Seller at Closing with the sales tax exemption certificates covering the Acquired Inventory.

     4.4 Allocation of Purchase Price. The Purchase Price paid for the Acquired Assets shall be allocated among the Acquired Assets in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d). The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.

                                   ARTICLE 5

                             LEASE OF REAL PROPERTY

     5.1 Facility Lease. Seller shall lease to Purchaser and Purchaser shall lease from Seller the real property identified on SCHEDULE 5.1 and the building, fixtures and improvements located thereon (the "Real Property") on the terms and conditions contained in the form of lease (the "Facility Lease") attached hereto as EXHIBIT D.

                                   ARTICLE 6

                             PROCEDURE FOR CLOSING

     6.1 Time and Place of Closing. The closing for the purchase and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Anderson & Associates, P.A., 208B Candi Lane, Columbia,

South Carolina 29210, on July 1, 1996 or, if later, on the next business day after all conditions to the Closing have been satisfied or waived, commencing at 10:00 a.m., local time, or at such other time and place as the parties hereto may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Purchaser of the Acquired Assets will be effective as of 12:01 a.m. Eastern Daylight Time on the Closing Date (the "Effective Time").

     6.2 Transactions at the Closing. At the Closing, each of the following items shall be delivered:

          (a) Seller shall deliver to Purchaser the following:

             (i) such bills of sale, motor vehicle titles, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to and vest in Purchaser good and valid title in and to all of the Acquired Assets;

             (ii) the certificate of Seller with respect to the matters described in Sections 10.1 and 10.2 hereof and the certificate of Seller with respect to the matters described in Section 10.10 hereof;

             (iii) the certificate of the Secretary of Seller with respect to the matters described in Sections 10.6 and 10.7 hereof;

             (iv) the opinion of counsel to Seller in substantially the form of Exhibit E hereto (the "Seller Opinion");

             (v) copies of the consents and waivers described in Section 10.5 hereof;

             (vi) satisfactory evidence of the approvals described in Section
        10.5 hereof;

             (vii) a certificate of existence and good standing of Seller, as of a date within twenty (20) days prior to the Closing Date, from the State of South Carolina; and

             (viii) such other evidence of the performance by Seller of all covenants and the satisfaction by Seller of all conditions required by this Agreement to be performed or satisfied by Seller at or prior to the Closing Date as Purchaser or its counsel may reasonably require.

     The documents and certificates to be delivered hereunder by or on behalf of Seller on the Closing Date shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

          (b) Purchaser shall deliver to Seller the following:

             (i) the Note;

             (ii) a check in the amount of the balance of the Purchase Price not paid by delivery of the Note;

             (iii) a certificate of Purchaser with respect to the matters described in Sections 11.1 and 11.2 hereof;

             (iv) a certificate of the Secretary of Purchaser with respect to the matters described in Sections 11.3 and 11.7 hereof;

             (v) the opinion of counsel to Purchaser in substantially the form of Exhibit F hereto (the "Purchaser Opinion");

             (vi) certificates of existence or certificates of good standing of Purchaser, as of a date within twenty (20) days prior to the Closing Date, from the State of Delaware; and

             (vii) such other evidence of the performance by Purchaser of all covenants and satisfaction by Purchaser of all of the conditions required by this Agreement to be performed or satisfied by Purchaser at or before the Closing Date, as Seller or its counsel may reasonably require.

     The documents and certificates to be delivered to Seller hereunder by or on behalf of the Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to Seller and its counsel.

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

     6.3 Inspection of Property. Purchaser and Purchaser's agents, employees and independent contractors shall have the right and privilege to enter upon the Real Property prior to the Closing Date to inspect the Real Property and to conduct soil borings and other geological, engineering, percolation, hydrologic, feasibility, or landscaping tests or studies, all at Purchaser's sole cost and expense, provided such testing does not unreasonably interfere with the operation of the business at that location.

     6.4 Environmental Matters. (a) Prior to the Closing Date, Purchaser shall have the right to cause Phase I environmental audits (and if necessary in the reasonable judgment of Purchaser, Phase II environmental audits) to be conducted on the Real Property (each an "Environmental Audit Report") by environmental engineering consultants retained by the Purchaser (the "Environmental Consultants"). Each Environmental Audit Report shall include (i) a statement of all Environmental Liabilities (as defined below), if any, identified by the Environmental Consultant at, on, or under the Real Property to which such Environmental Audit Report relates, and (ii) a statement describing conditions at, on or near the Real Property which may involve Environmental Liabilities and as to which the Environmental Consultants recommend monitoring, removal, clean up, registration or further assessment activities. A copy of each such Environmental Audit Report shall be furnished to Seller.

     (b) Based upon the Environmental Audit Reports, Purchaser shall determine the actions required to remediate the Environmental Liabilities disclosed by such Environmental Audit Reports and may undertake any such actions utilizing the services of such environmental engineering consultant as Purchaser determines and which consultant shall be reasonably satisfactory to Seller. Purchaser shall pay the first $30,000.00 of the cost and expense incurred to perform any such remediation of the Environmental Liabilities disclosed by such Environmental Audit Reports, and Seller shall pay or reimburse Purchaser for all such cost and expense in excess of $30,000.00. Seller further agrees that, if at any time during the term of the Facility Lease, any monitoring, removal, clean up, remediation, registration or further assessment activity with respect to any Environmental Liability is required by any governmental agency or instrumentality or any court or arbitrator having jurisdiction over the parcel to which such Environmental Liability relates, Seller, and its respective successors and assigns shall, on demand, undertake such required action and pay and reimburse Purchaser for all cost and expense incurred by Purchaser in effecting such monitoring, removal, clean up, remediation, registration or further assessment, and all cost and expense of remediation of any condition revealed by such monitoring or further assessment that involves the dumping, storage, use, discharge, disposal, spillage or leakage of any Hazardous Substance.

     (c) As used in this Agreement:

          (i) "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other laws, regulations, orders, ordinances or rules relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

          (ii) "Environmental Liability" shall mean any liability for, or any amounts paid for, investigatory costs, clean up costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based upon or resulting from
     (A) the presence, handling, generation, treatment, storage, disposal, release or threatened release into the environmental of any Hazardous Substance at any location, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          (iii) "Environmental Litigation" means any litigation against Seller, the Business or the Acquired Assets (including, without limitation, notice or other communication, written or oral, by any person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (A) any Environmental Matter or (B) any circumstances or state of facts forming the basis of any liability or alleged liability under, or violation or alleged violation of, any Environmental Law.

          (iv) "Environmental Matter" means any matter or circumstances related in any manner whatsoever to (A) the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment, or
     (B) the transportation, treatment, storage, recycling or other handling of any Hazardous Substance or (C) the placement of structures or materials into waters of the United States, or (D) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace or on any of the Real Property.

          (v) "Hazardous Substance" means (A) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (B) any pollutants, contaminants, petroleum, petroleum products, or oil.

     6.5 Further Assurances. Seller from time to time after the Closing Date, at Purchaser's request, shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

                                   ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser that:

     7.1 Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina.

     7.2 Authority. Seller has full power and authority to enter into this Agreement and the agreements contemplated hereby, or respectively executed by it in connection herewith (collectively, this Agreement and such other agreements shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of each of the Acquisition Documents to which it is a party has been duly and validly authorized and approved by all necessary action on the part of Seller. Each of the Acquisition Documents to which Seller is a party is the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. The execution and delivery by Seller of any of the Acquisition Documents to which it is respectively a party and the consummation by Seller of the transactions contemplated thereby will not (i) violate the Articles of Incorporation or Bylaws of Seller (ii) violate any provisions of law or any order of any court or any governmental entity to which Seller is subject, or by which the Acquired Assets may be bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which it or any of the Acquired Assets may be bound or affected, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Acquired Assets.

     7.3 Inventory. All Acquired Inventory is of good and merchantable quality usable in the ordinary course of the Business.

     7.4 Fixed Assets. (a) SCHEDULE 1.1.1 contains a true and correct list of all Fixed Assets (excluding incidental tools, parts, supplies and equipment).

     (b) All of the Fixed Assets are in good operating condition and state of repair, ordinary wear and tear excepted.

     7.5 Contracts. (a) Each of the Contracts is in full force and effect and there exists no breach or violation of or default under any of such Contracts by Seller or, to the knowledge of Seller any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Seller or, to the knowledge of Seller any other party to such Contracts. Each such Contract is fully assignable without the consent of any third party.

     (b) Except as indicated on SCHEDULE 7.5, there exists no actual or, to the knowledge of Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have an adverse effect on the business or condition, financial or otherwise, of the Business, including, without limitation, (i) the business relationship of Seller with any customer, distributor, or related group of customers or distributors,
(ii) the requirements of any customer or related group of customers of the Business, or (iii) the business relationship of Seller with any supplier to the Business.

     7.6 Intellectual Property. SCHEDULE 7.6 contains a true and correct list of all Intellectual Property owned or used by Seller or any affiliate of Seller relating to or used or useful in connection with the Business, containing a brief description of each item of Intellectual Property and the nature of Seller's interest therein. The Acquired Assets include and, upon the purchase of those assets, Purchaser will own or have the uncontested right to use all patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade names, trade styles, service marks, copyrights, manufacturing processes, and confidential or proprietary information necessary for the conduct of the Business as presently conducted. No claim is pending or, to the knowledge of Seller threatened, and Seller has not received notice that the conduct of the Business (including without limitation, Seller's use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. No use by Seller of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or to the knowledge of Seller threatened, which alleges that any Intellectual Property owned or licensed by Seller for use in the Business or which Seller otherwise has the right to use is invalid or unenforceable by Seller, nor is Seller aware of any such claim that is unasserted, but the assertion of which is probable. With respect to the Business, Seller does not manufacture products which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. No royalties or fees are payable by Seller to anyone for use of the Intellectual Property. All agreements pursuant to which Seller has any license or right to use any Intellectual Property are in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. With respect to the Business, Seller has not received any notice that the manufacture, use, or sale by Seller of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by Seller, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. All Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Purchaser without the consent of any third party.

     7.7 Insurance. The Acquired Assets are insured under various policies of insurance, which policies are in adequate amounts. Seller has not been refused any insurance with respect to the Acquired Assets by any insurance carrier to which it has applied for insurance or with which it has carried insurance. Except as set forth in SCHEDULE 7.7, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Acquired Assets which require or recommend any repairs or other work to be done with respect to any of the Acquired Assets.

     7.8 Environmental Matters.  Except as set forth in SCHEDULE 7.8:

          (a) There is no Environmental Litigation (or any litigation against any person whose liability, or any portion thereof, for Environmental Matters or under any Environmental Laws Seller has or may have retained or assumed contractually or by operation of law) pending or, to Seller's knowledge, threatened with respect to (i) the operation of the Business, the ownership, use, condition or operation of the Business or the Acquired Assets, or (ii) any violation or alleged violation of or liability or alleged liability under any Environmental Law or any order related to Environmental Matters. Seller is not aware of any existing violations of
     (i) any Environmental Law, or (ii) any order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business or the Acquired Assets. Seller is not aware of any past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, that could form the basis of (i) any Environmental Litigation against Seller, or (ii) any litigation against any person whose liability (or any portion thereof) for Environmental Matters or under any Environmental Laws Seller has or may have retained or assumed contractually or by operation of law. Seller has not used any of the Acquired Assets or any part thereof for the handling, treatment, storage, or disposal of any Hazardous Substances. The disclosure of facts set forth in SCHEDULE 7.8 shall not relieve Seller of any of its obligations under this Agreement, specifically including, without limitation, the obligation to indemnify Purchaser as set forth in Article 15 hereof.

          (b) No release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at the Real Property or any part thereof while or before such Real Property was owned, leased, operated, or managed, directly or indirectly, by Seller.

          (c) No soil or water in, under or adjacent to the Real Property has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by Seller or any of its predecessors.

          (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by Seller or any of its predecessors has been released or disposed of in compliance with all applicable reporting requirements under any Environmental Laws and there is no Environmental Litigation with respect to any such release or disposal.

          (e) All underground tanks or other underground storage facilities presently or previously located at any Real Property or any such tanks or facilities located at the Real Property which such Real Property was owned, leased, operated, or managed by Seller or any of its predecessors are listed together with the capacity and contents (former and current) of each such tank or facility in SCHEDULE 7.8. None of such underground tanks or facilities is leaking or has ever leaked.

          (f) All waste, hazardous or otherwise, has been removed from the Real Property.

          (g) Seller and each of its predecessors has complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances and Seller nor any of its predecessors has made any such reports concerning the Real Property or concerning the operations or activities of Seller or any of its predecessors.

          (h) None of the Acquired Assets contains any asbestos-containing materials.

          (i) Without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where Seller or any its predecessors has stored, disposed of or arranged for the disposal of Hazardous Substances are identified in SCHEDULE 7.8 and (ii) no polychlorinated biphenyls (PCB's) are used or stored on or in the Real Property.

          (j) SCHEDULE 7.8 contains a correct and complete list of all environmental site assessments and other studies relating to the investigation of the possibility of the presence or existence of any Environmental Matter with respect to Seller, the Business or the Acquired Assets and Seller has previously delivered to Purchaser a correct and complete copy of each such assessment and study.

     7.9 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to Seller's knowledge, threatened, against Seller which would affect the consummation of the transactions contemplated hereby. Except as listed and briefly described on SCHEDULE 7.9, there are no arbitrations, grievances, actions, suits, or other proceedings pending or to the knowledge of Seller threatened against, or adversely affecting any of the Acquired Assets at law or in equity or admiralty, nor to the Seller's knowledge is there any investigation pending or threatened, before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign related to the Acquired Assets. To the Seller's knowledge, Seller is not in default under or in violation of any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Acquired Assets.

     7.10 Brokers and Finders. Neither Seller nor any affiliate of Seller, has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify and hold Purchaser harmless from and against any and all loss, liability, costs, claims, demands, damages, actions, causes of action and suits arising out of or in any manner related to the alleged employment or use by Seller of any broker, agent or other party claiming any commission or fee.

     7.11 Labor Matters. SCHEDULE 7.11 contains a correct and complete list of all present employees employed or engaged by Seller in the Business, their total remuneration for the year ended December 31, 1995, their current remuneration, and a description of all perquisites and fringe benefits they receive or are eligible to receive. Except as set forth on SCHEDULE 7.11, Seller has not, within the last three (3) years, experienced any organized slowdown, work interruption, strike, or work stoppage by its employees. Seller is not a party to any collective bargaining agreements. Neither Seller nor any of its officers, directors, or employees has been charged or threatened with the charge of any unfair labor practice within the last two (2) years. Seller is in material compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Seller's employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as described on SCHEDULE 7.11, with respect to Seller, there are no pending or threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively, "Labor Claims"). Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as described on SCHEDULE 7.11, there is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of Seller as it relates to the Business.

     7.12 Governmental Approval and Consents.  (a) Except as described on
SCHEDULE 7.12, Seller has obtained all governmental approvals, authorizations, permits, licenses, and orders required for the lawful operation of the Business and the Acquired Assets as presently conducted. SCHEDULE 7.12 contains a true and correct copy of each such approval, authorization, permit, license, and order.

     (b) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

     7.13 Taxes. Seller has paid, or by the Closing Date will have paid, personal property, ad valorem and property taxes and assessments on the Acquired Assets (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the Closing Date, or is contesting in good faith such taxes and assessments, in which event Seller has disclosed the details of such contests on SCHEDULE 7.13. Attached to
SCHEDULE 7.13 are true and correct copies of all personal property, ad valorem, and property tax bills of Seller for the year 1995 which have been received by Seller prior to the date hereof, relating to the Acquired Assets.

     7.14 Compliance with Laws. Seller is not engaging in any activity or omitting to take any action with respect to the Business or the Acquired Assets that is or creates a material violation of any law, statute, ordinance, or regulation applicable to the Business or the Acquired Assets. Neither Seller nor any of the Acquired Assets is subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency. Seller possesses all permits and licenses required for the operation of the Business as presently conducted and is in compliance with all applicable laws, regulations, and orders issued by any court or governmental or administrative body or agency.

     7.15 Title to Assets. Seller has, or will have on the Closing Date, good and marketable title to the Acquired Assets being conveyed by it to Purchaser hereunder, free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature. On the Closing Date, the only security interests and encumbrances of record against the Acquired Assets are the monetary encumbrances set forth on SCHEDULE 7.15 hereto, which encumbrances shall be released, terminated or discharged at Closing by delivery to the Purchaser upon payment of the Purchase Price at Closing of executed discharges, UCC termination or partial release statements signed by the secured party.

     7.16 Correctness of Representations. No representation or warranty of Seller in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. True copies of all indentures, notes, leases, agreements, and other instruments listed on the Schedules delivered or furnished to Purchaser pursuant to this Agreement have been delivered to Purchaser.

                                   ARTICLE 8

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     8.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

     8.2 Authority. Purchaser has full power and authority to enter into this Agreement and each of the other Acquisition Documents to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the other Acquisition Documents to which Purchaser is a party have been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the other Acquisition Documents to which Purchaser is a party are the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate Purchaser's Certificate of Incorporation or Bylaws,
(ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties are bound.

     8.3 Litigation. There is no suit, action, proceeding, claim or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser which would affect the consummation of the transactions contemplated hereby.

     8.4 Brokers and Finders. Neither Purchaser nor any affiliate of Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents. Purchaser agrees to indemnify and hold Seller harmless from and against any and all loss, liability, costs, claims, demands, damages, actions, causes of action and suits arising out of or in any manner related to the alleged employment or use by Purchaser of any broker, agent or other party claiming any commission or fee.

     8.5 Governmental Approval and Consents. Except for consents contemplated by this Agreement, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

     8.6 Correctness of Representations. No representation or warranty of Purchaser in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of material fact or omits or, on the Closing Date, will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, Exhibits, and certificates shall be true and complete on and as of the Closing Date as though made on that date.

                                   ARTICLE 9

                              COVENANTS OF SELLER

     Seller covenants and agrees with Purchaser as follows:

     9.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that Purchaser shall otherwise consent in writing, Seller shall:

          (a) operate the Business substantially as previously operated and only in the regular and ordinary course;

          (b) not sell or otherwise dispose of any asset that would have been an Acquired Asset hereunder, except in the ordinary course of business;

          (c) maintain the Acquired Assets in their present order and condition, reasonable wear and use excepted, and deliver the Acquired Assets to Purchaser on the Closing Date in such condition, and maintain all policies of insurance covering such Acquired Assets in amounts and on terms substantially equivalent to those in effect on the date hereof; and

          (d) comply with all laws applicable to the conduct of Business.

     9.2 Access and Information. From the date hereof to the Closing Date and during normal business hours, Seller shall afford to Purchaser, its lenders, counsel, accountants, and other representatives, reasonable access to the Real Property and shall furnish such persons with all information concerning the Acquired Assets as they reasonably may request. Seller shall use its best efforts to assist Purchaser, its lenders, counsel, accountants, and other representatives in their examination. Purchaser shall, and shall use its best efforts to cause its lenders, counsel, accountants, and representatives to, hold in strict confidence all information so obtained from Seller.

     9.3 Notification of Changes. Between the date hereof and the Closing Date, Seller shall promptly notify Purchaser in writing of any damage to or loss of any of the Acquired Assets or the institution of the threat of institution of legal, administrative, or other proceedings against Seller or the occurrence or existence of any unasserted proceedings known to Seller.

     9.4 Other Transactions. Seller shall deal exclusively and in good faith with Purchaser with regard to the sale of the Acquired Assets to Purchaser and shall not, either directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate, enter into, or continue any discussions, negotiations or agreements with any person other than Purchaser, relating to any acquisition or purchase of all or a material amount of the Acquired Assets or of any equity interest in, or any merger, consolidation or business combination with Seller (an "Acquisition Proposal"); (ii) except as required by legal or judicial process, furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage any Acquisition Proposal or any effort or attempt by any other person to do or obtain, any of the foregoing; or (iii) enter into any agreement or understanding, whether in writing or oral, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Seller or its respective representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Purchaser and its counsel thereof.

     9.5 Consents. Seller shall use its best efforts to obtain, at its sole cost and expense, prior to the Closing all consents and estoppels which, in the reasonable judgment of Purchaser, are necessary or appropriate for the transfer or assignment of the Acquired Assets to Purchaser and the consummation of the transactions contemplated hereby. All such consents and estoppels shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof but in no event later than the Closing. Seller will proceed diligently and in good faith and use its best efforts, as promptly as practicable, to make all filings with and to give all notices to governmental or regulatory authorities or any other person required of Seller to consummate the transactions contemplated hereby and provide such other information and communications to such governmental or regulatory authorities or other persons as such governmental or regulatory authorities or other persons may reasonably request in connection therewith and provide reasonable cooperation to Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory authorities.

     9.6 Supplemental Disclosure. Seller shall have the continuing obligation up to and including the Closing Date to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedules.

     9.7 Conditions Precedent. Seller shall use its best efforts to satisfy the conditions enumerated in Article 10 hereof.

     9.8 Discharge of Liens and Encumbrances. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Acquired Assets shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date and evidence reasonably satisfactory to Purchaser and its counsel of such satisfaction, termination, and discharge shall be delivered to Purchaser at or prior to the Closing.

     9.9 Seller's Information. To assist Purchaser with its due diligence, within five (5) days after the date of this Agreement, Seller shall deliver to Purchaser copies of all documents which are in Seller's possession or which are reasonably available to Seller relating to any of the Acquired Assets including, without limitation, the following: (i) the real property tax assessment tax bills with respect to the Real Property for the past two (2) calendar years;
(ii) utility bills for the preceding twelve (12) months, (iii) all available warranties and guaranties, (iv) all licenses and permits, if any, necessary for the operation of the Business, (vi) any environmental studies or reports and any notices or correspondence relating to environmental matters, and (vii) any maintenance reports or logs.

                                   ARTICLE 10

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

     10.1 Certificate Regarding Schedules and Representations and
Warranties. All information required to be furnished or delivered by Seller pursuant to this Agreement shall have been furnished or delivered as of the date hereof and as of the Closing Date, as required hereunder; the representations and warranties made by Seller in Article 7 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Seller made with the prior written consent of Purchaser); and Purchaser shall have received a certificate dated as of the Closing Date executed by an authorized officer of Seller to such effect.

     10.2 Compliance by Seller. Seller shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement respectively to be performed by it on or prior to the Closing Date, and Purchaser shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

     10.3 No Injunction; Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or threatened which seeks to enjoin, restrain, or prohibit Purchaser, or to obtain substantial damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of all or a material portion of the Acquired Assets, which, in the reasonable judgment of Purchaser, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     10.4 Operation in the Ordinary Course. Since May 31, 1996, Seller shall have operated the Business in the ordinary course (except as otherwise permitted by this Agreement or as agreed to by Purchaser as evidenced by Purchaser's prior written consent).

     10.5 Consents; Authorizations; Approval of Legal Matters. Purchaser shall have received a true and correct copy of each consent and waiver that is required for the assignment of the Permits or otherwise required for the execution, delivery, and performance of this Agreement by Seller. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect. Purchaser shall be satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, order, or approval.

     10.6 Incumbency. Purchaser shall have received a certificate of incumbency of Seller executed by a secretary thereof listing the officers authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein.

     10.7 Certified Resolutions. Purchaser shall have received a certificate of the Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the board of directors of Seller approving and authorizing each Acquisition Document and the transactions contemplated hereby and thereby and certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     10.8 Release of Liens. Purchaser shall have received Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Purchaser) of filings made pursuant to Article 9 thereof in all jurisdictions where any of the Acquired Assets are located, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Acquired Assets disclosed thereby, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence satisfactory to it, that all such liens and encumbrances against the Acquired Assets have been released or terminated prior to or at the Closing.

     10.9 Accuracy of Schedules. Examination by Purchaser shall not have disclosed any material inaccuracy in the representations and warranties of Seller set forth in this Agreement or in the Schedules delivered to Purchaser pursuant hereto.

     10.10 No Adverse Change. There shall not have been any material adverse change in the Acquired Assets since May 31, 1996, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

     10.11 Instruments of Transfer. Seller shall have delivered to Purchaser such bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to Purchaser, all in form and substance reasonably satisfactory to counsel to Purchaser, to vest in Purchaser all of Seller's rights, title, and interest with respect to the Acquired Assets free and clear of all liens, charges, encumbrances, pledges, or claims of any nature.

     10.12 Opinion of Counsel for Seller. Purchaser shall have received the written legal opinion of Anderson & Associates, P.A., counsel to Seller, substantially in the form of EXHIBIT E hereto.

     10.13 Proceedings. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments, hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

     10.14 Condition of Acquired Assets. On the Closing Date, all of the Acquired Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect; provided, however, if on or prior to the Closing Date any of the Acquired Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing) to an extent which, in the reasonable opinion of Purchaser, materially affects the value of the Acquired Assets, taken as a whole, Purchaser shall have the right either (a) to terminate this Agreement and all of Purchaser's obligations hereunder without incurring any liability to Seller as a result of such termination, or (b) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to Seller, in respect of such loss plus an amount equal to any deductible or co-insurance reserve applicable to such loss. If under the circumstances described in the foregoing sentence, Purchaser shall elect to consummate the transactions provided for herein, Purchaser shall receive a credit against the Purchase Price equal to the sum of the full amount of any insurance proceeds received by Seller in respect of any such loss, plus any deductible or co-insurance reserve applicable to such loss. To the extent any insurance proceeds have not been paid to Seller as of the Closing Date, Seller shall assign all of its rights, title and interest with respect to such proceeds to Purchaser at Closing. If, notwithstanding such assignment, Seller thereafter receives any payment of insurance proceeds, Seller shall promptly pay to Purchaser the full amount of such proceeds paid to Seller.

                                   ARTICLE 11

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Seller.

     11.1 Certificate Regarding Representations and Warranties. All information required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Purchaser in Article 8 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser to such effect.

     11.2 Compliance by Purchaser. Purchaser shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser on or before the Closing Date, and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser, to such effect.

     11.3 Certified Resolutions. Seller shall have received from Purchaser a certificate executed by the Secretary of Purchaser containing a true and correct copy of resolutions duly adopted by its Board of Directors approving and authorizing this Agreement and each of the other Acquisition Documents to which Purchaser is a party and each of the transactions contemplated thereby. The Secretary or Assistant Secretary of Purchaser shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     11.4 No Injunction; Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit Seller, or to obtain substantial damages from Seller, in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Seller, would make it inadvisable to consummate such transactions.

     11.5 Consents; Authorizations. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit Purchaser, Guarantor and Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

     11.6 Incumbency. Seller shall have received a certificate of incumbency of Purchaser executed by the President and attested by the Secretary or Assistant Secretary of Purchaser listing the officers of Purchaser authorized to execute this Agreement and the other Acquisition Documents to which Purchaser is a party and the instruments of assumption on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein.

     11.7 Certificates. Seller shall have received from Purchaser all such certificates, dated as of the Closing Date, as Seller shall reasonably request to evidence the fulfillment by Purchaser, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

     11.8 Opinion of Purchaser's Counsel. Seller shall have received the written legal opinion of Alston & Bird, counsel for Purchaser, substantially in the form of EXHIBIT F hereto, which opinion may be based upon and incorporate the 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards shall be attached to the Opinion.

     11.9 Proceedings. The form and substance of all opinions, certificates, assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Seller and its counsel.

                                   ARTICLE 12

                                MUTUAL COVENANTS

     12.1 Mutual Covenants. Purchaser, on the one hand, and Seller and Cottingham, on the other hand, shall each take all actions contemplated by this Agreement, and, subject to the right of a party to terminate this Agreement pursuant to Article 14 hereof, do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Seller shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in Articles 7 or 8 of this Agreement in any material respect inaccurate as of the Closing Date. Each party shall promptly notify the other party of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

                                   ARTICLE 13

                              POST CLOSING MATTERS

     13.1 Employment of Employees. Purchaser may offer employment to any employees of Seller on the Closing Date. All employees accepting Purchaser's offer of employment are hereinafter referred to as the "Hired Employees." Seller shall be responsible for the payment of all wages, commissions, severance pay, accrued but unpaid wages, vacation pay, sick pay, and holiday pay to the Hired Employees of Seller accrued through the Closing Date, and for any employees of Seller who are not Hired Employees, up to and including the date Seller terminates the employment of such employees. Seller shall also be responsible for the payment to all employees of the Seller on the Closing Date (including those that become Hired Employees) and former employees of the Seller of all bonuses which become payable after the Effective Time with respect to any fiscal period ended prior to the Effective Time. Seller shall be responsible for the payment of any amounts due to its employees (including the Hired Employees) pursuant to the Company Benefit Plans (as defined herein) as a result of the employment of its employees, provided that in determining bonuses and other similar payments due to Hired Employees for any period ended on or prior to the Effective Time, Seller shall, if payment thereof will occur after the Effective Time, waive any requirement that employees be employees of Seller on the date such bonuses or other similar payment are paid. Seller shall be responsible for reporting all employee-related costs and liabilities of Hired Employees accruing prior to the Closing Date, whether payable on or after the Closing Date. Seller is responsible for all incurred but unreported or unpaid medical claims and workers' compensation claims occurring prior to the Effective Time and for the costs associated with any hospital confinement which commences prior to the Effective Time. Purchaser shall become responsible for all costs and liabilities attributable to Hired Employees accruing on and after the Effective Time; provided, however, that Purchaser shall not be responsible for any liabilities arising under the Company Benefit Plans. Effective on the Closing Date, Seller shall, and hereby does, release all Hired Employees from any employment and/or confidentiality agreement previously entered into between Seller and such Hired Employees.

     The following plans, programs, policies, or arrangements described in subparagraph (i) or (ii) are hereinafter collectively referred to as the "Company Benefit Plans":

          (i) any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or under which either Seller, with respect to employees, has any outstanding, present, or future obligation or liability, or under which any employee has any present or future right to benefits which are covered by ERISA; or

          (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which Seller maintains or to which Seller has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

     13.2 Seller's Benefit Plans. Purchaser shall assume no responsibility with regard to any Company Benefit Plans of Seller. To the extent necessary, Seller may continue to communicate with the Hired Employees regarding their rights and entitlement to any benefits under the Company Benefit Plans, subject to Purchaser's prior approval, which shall not be unreasonably withheld, and the parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

     13.3 Temporary Employment by Seller. Purchaser agrees that the employees listed on SCHEDULE 13.3, if they become Hired Employees, may perform services for Seller for the purpose of winding up the Business of Seller for up to 20 hours per week for a period of up to 8 weeks following the Closing Date without compensation paid by Seller to Purchaser. Such services may be performed on the Purchaser's premises using telephones and other office equipment of Purchaser necessary to perform such services. Such services shall be performed for the benefit of Seller by such employees acting as independent contractors outside the scope of their employment by Purchaser and Purchaser shall have no responsibility for the actions or performance of such employees in providing such services.

                                   ARTICLE 14

                                  TERMINATION

     14.1 Termination.  This Agreement may be terminated:

          (a) by the mutual consent of the Seller and the Purchaser;

          (b) by Purchaser if any condition in Article 10 becomes impossible of performance or has not been satisfied in full or previously waived by Purchaser in writing at or prior to July 31, 1996; or

          (c) by Seller if any condition in Article 11 becomes impossible of performance or has not been satisfied in full or previously waived by Seller in writing at or prior to July 31, 1996.

     14.2 Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 14.1(a) hereof, this Agreement shall become void and have no effect without any liability on the part of any of the parties hereto or their directors, or officers or stockholders in respect of this Agreement. In the event of the termination and abandonment hereof pursuant to the provisions of Sections 14.1(b) or 14.1(c) hereof as a result of a failure of a condition precedent which was not caused by the breach of a representation, warranty or covenant by any of the parties, this Agreement shall become void and have no effect without any liability on the part of any of the parties hereto or their directors, officers or stockholders in respect of this Agreement. In the event of the termination or abandonment hereof for any other reason (including pursuant to Sections 14.1(b) or 14.1(c), the parties shall have all such rights and remedies available to them at law or in equity with respect to such termination or abandonment.

                                   ARTICLE 15

                                INDEMNIFICATION

     15.1 Definitions.  For the purposes of this Article:

          (a) "Indemnification Claim" shall mean a claim for indemnification hereunder.

          (b) "Indemnitees" shall mean the Purchaser or Seller (depending upon the context) and its agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates.

          (c) "Indemnitor" shall mean Seller or Purchaser (depending upon the context).

          (d) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          (e) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     15.2 Agreement of Seller, as Indemnitor, to Indemnify. Subject to the terms and conditions of this Article, Seller, as Indemnitor, agrees to indemnify, defend, and hold harmless Purchaser and its related Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, or incompleteness of any representation or warranty of the Seller contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitor in connection herewith;

          (b) a breach of or failure to perform any covenant or agreement of the Seller or Cottingham made in this Agreement;

          (c) any Excluded Liability;

          (d) any (i) Environmental Liability, (ii) Environmental Litigation,
     (iii) Environmental Matter, and/or (iv) violation of Environmental Law, including, without limitation, Third Party Claims related thereto, to the extent that the exposure, incident, condition, liability, matter, or violation out of which the Losses arise occurred on or prior to the Closing Date or to the extent that the exposure, incident, condition, liability, matter or violation out of which the Losses arise occurred after the Closing Date, if the same was not caused by actions of Purchaser. Without limiting the foregoing, Seller's indemnification under this Section 15.2(d) includes any failure of Seller prior to the Closing Date to obtain any and all Permits required under applicable Environmental Laws and any costs and expenses to modify, restore, change, or improve the Acquired Assets in order to effectuate compliance with any applicable Environmental Law in effect as of the Closing Date;

          (e) any claim asserted under the South Carolina Uniform Commercial Code -- Bulk Transfers (36-6-101 et. seq.); and

          (f) any claim asserted against Indemnitees arising as a result of or in connection with the Seller's operation of the Business and the Acquired Assets before and upon the Closing Date.

     15.3 Agreement of Purchaser, as Indemnitor, to Indemnify. Subject to the terms and conditions of this Article, Purchaser, as Indemnitor, agrees to indemnify, defend, and hold harmless Seller and its related Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by an Indemnitee and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, or incompleteness of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitor in connection herewith;

          (b) a breach of or failure to perform any covenant or agreement of the Purchaser made in this Agreement;

          (c) any Assumed Liability;

          (d) any claim asserted against Indemnitees arising as a result of, or in connection with, the Purchaser's operation of the Business and the Acquired Assets, from and after the Closing Date; and

          (e) any (i) Environmental Liability, (ii) Environmental Litigation,
     (iii) Environmental Matter, and/or (iv) violation of Environmental Law, including, without limitation, Third Party Claims related thereto, to the extent that the exposure, incident, condition, liability, matter, or violation out of which the Losses arise occurred after the Closing Date and were caused by actions of Purchaser.

     15.4 Procedures for Indemnification. (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim. An Indemnification Claim may be amended from time to time until the final determination of such Indemnification Claim under the procedures set forth in this Article 15.

     (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 15.5 hereof shall be observed by Indemnitee and Indemnitor.

     (c) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by Indemnitor and the dispute is not resolved by Indemnitee and Indemnitor within fifteen (15) days from the date Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 16.13 of this Agreement.

     (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between Indemnitor and Indemnitee or by an arbitration award or by any other final adjudication, Indemnitor shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined. If payment of the amount of the Indemnification Claim is not received by the Purchaser within such ten (10) days, the Purchaser may exercise its rights of setoff under the Note.

     15.5 Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) Indemnitee shall give Indemnitor written notice of a Third Party Claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to Indemnitee. The failure of Indemnitee to notify Indemnitor of such claim shall not relieve Indemnitor of any liability that it may have with respect to such claim except to the extent Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. If Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 15.4 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) No settlement of a Third Party Claim involving the asserted liability of Indemnitor under this Article shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $50,000.00 or less where Indemnitor has not responded within ten (10) business days of receipt of notice of a proposed settlement. If Indemnitor assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by Indemnitor without Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against Indemnitee (ii) the sole relief provided is monetary damages that are paid in full by Indemnitor and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of a release, in form and substance satisfactory to Indemnitee, from all liability in respect of such Third Party Claim, and (b) Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

          (c) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     15.6 Other Rights and Remedies Not Affected. The rights of Indemnitee under this Article 15 are independent of and in addition to such rights and remedies as Indemnitee may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of Indemnitor, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

     15.7 Survival. All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

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

     15.8 Time Limitations. Indemnitor shall have no liability under clause (a) of Section 15.2 with respect to: (a) the breach of any representation or warranty, other than those set forth in Sections 7.1, 7.2, 7.8, 7.10, 7.13, 7.15, 8.1, 8.2 and 8.4 hereof, unless on or before three (3) years after the Closing Date the Indemnitor is given notice asserting an Indemnification Claim with respect thereto, (b) the breach of the representations and warranties of the Indemnitor contained in Section 7.13 hereof, unless notice asserting an Indemnification Claim based thereon is given to the Indemnitor prior to the expiration of the applicable statute of limitations for the assertion of liability against the Purchaser based upon the matters that are the subject of the representations and warranties contained in such Sections, and (c) the breach of the representations and warranties of Indemnitor contained in Section
7.8 unless notice asserting an Indemnification Claim based thereon is given to the Indemnitor on or before the later of ten (10) years after the Closing Date or the termination of the Facility Lease. Indemnitor shall have no liability under clause (d) of Section 15.2 or clause (e) of Section 15.3 unless notice asserting an Indemnification Claim based thereon is given to the Indemnitor on or before the later of ten (10) years after the Closing Date or the termination of the Facility Lease. An Indemnification Claim based upon a breach of the representations and warranties set forth in Sections 7.1, 7.2, 7.10 and 7.15, as to when Seller is the Indemnitor, or in Sections 8.1, 8.2 and 8.4, as to when Purchaser is the Indemnitor, or based upon the failure of the Indemnitor to perform the covenants and agreements to be performed by it hereunder, or based upon clauses (c), (e) or (f) of Section 15.2 hereof or based upon clauses (c) or
(d) of Section 15.3 hereof may be made at any time.

     15.9 Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, Indemnitor shall be subrogated to the extent of such payment to the rights of Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

                                   ARTICLE 16

                               GENERAL PROVISIONS

     16.1 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller, on the one hand, and Purchaser, on the other hand, shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement. Purchaser shall pay for any and all title insurance policies, surveys and fees related to obtaining title insurance in connection with the Real Property.

     16.2 Notices. All notices, request, demands, and other communications hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

          (a)  If to Seller:
             Carolina Coastal Investors
             P. O. Box 989
             I-95 and Highway 9
             Dillon, South Carolina 29536
             Attn: David Cottingham
             Telephone: (803) 774-3331
             Telecopier: (803) 774-9591

        with a copy (which shall not constitute notice) to:
             Anderson & Associates, P.A.
             P. O. Box 76
             Columbia, South Carolina 29202
             Attn: Robert Anderson, Esq.
             Telephone: (803) 252-8600
             Telecopier: (803)

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

        (b) If to Purchaser:
             Dorsey Trailers, Inc.
             One Paces West, Suite 1700
             2727 Paces Ferry Road
             Atlanta, Georgia 30339
             Attn: T. Charles Chitwood
             Telephone: (770) 438-9595
             Telecopier: (770) 438-0460

        with a copy (which shall not constitute notice) to:
             Alston & Bird
             One Atlantic Center
             1201 West Peachtree Street
             Atlanta, Georgia 30309
             Attention: Alexander W. Patterson, Esq.
             Telephone: (404) 881-7688
             Telecopier: (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 16.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     16.3 Assignment; Binding Effect. Prior to the Closing, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other.

     16.4 No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 15 hereof, Indemnitees and its heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     16.5 Headings, Gender, and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     16.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

     16.7 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

     16.8 Time of Essence.  Time is of the essence in this Agreement.

     16.9 Governing Law. This Agreement shall be construed under the laws of the State of South Carolina.

     16.10 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     16.11 Investigation. No inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in any way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller set forth herein. Any disclosure made on one Schedule shall not be deemed made on any other Schedule, unless appropriate cross-referencing is made. The covenants and representations and warranties of Seller and Purchaser shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in Section 15.8.

     16.12 Public Announcements. Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

     16.13 Arbitration. The parties agree that any dispute between or among them arising out of or based upon this Agreement, the remaining Acquisition Documents or the consummation of the transactions provided for herein shall be submitted to and resolved by arbitration in Atlanta, Georgia in accordance with the rules and procedures of the American Arbitration Association, and the decision of the arbiter(s) in such dispute shall be final and binding on the parties to such arbitration proceeding. Except as the arbiter(s) may otherwise award or assess the expenses of any such proceeding, each party shall bear its own costs and expenses, including the expense of its counsel, in any such arbitration proceeding.

                                   ARTICLE 17

                             GUARANTY BY GUARANTOR

     As an inducement to Purchaser to enter into this Agreement, this Agreement being for the benefit of Guarantor as the sole stockholder of Seller, Guarantor hereby unconditionally guarantees to Purchaser all of the obligations of Seller under this Agreement, the Acquisition Documents and any other instrument, document or agreement related to or arising out of any of the foregoing. Such guarantee is absolute. Purchaser may pursue the enforcement of any obligations so guaranteed directly against Guarantor, without first pursuing its remedies against Seller. Guarantor waives any right it may have to require the marshaling of assets.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                                       PURCHASER:

[Corporate Seal]                                       DORSEY TRAILERS, INC.

Attest:

By: /s/ DAVID TATUM                                    By: /s/ T. CHARLES CHITWOOD
                                                       ------------------------------------------------
----------------------------------------------------   Title:   Vice President-Finance
Title:   Assistant Secretary                           -----------------------------------------------------
-----------------------------------------------------

                                                       SELLER:

[Corporate Seal]                                       CAROLINA COASTAL INVESTORS, INC.

Attest:

By: /s/ ANNE CROMARTIE                                 By: /s/ DAVID COTTINGHAM
                                                       ------------------------------------------------
----------------------------------------------------   Title:   Director
Title:   Secretary                                     -----------------------------------------------------
-----------------------------------------------------

[Legal Seal]                                           GUARANTOR:

                                                       By: /s/ DAVID COTTINGHAM
                                                       ----------------------------------------------------
                                                           David Cottingham

[Legal Seal]                                           COTTINGHAM:

                                                       By: /s/ DAVID COTTINGHAM
                                                       ----------------------------------------------------
                                                           David Cottingham

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